Exhibit 10.12

AMENDMENT NO. 2 TO THE
HIGHWOODS PROPERTIES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 2 (this "Amendment"), dated as of January 24, 2017, is hereby made to the Amended and Restated Employee Stock Purchase Plan (the "Plan") of Highwoods Properties, Inc. (the "Company").
WHEREAS, the Board has delegated to the Committee its powers with respect to administration of the Plan as permitted by Section 6 hereof; and
WHEREAS, the Committee has the power to amend the Plan without the consent of any other person so long as such amendment (1) does not materially and adversely affect any outstanding Option and (2) is not a "material revision" to the Plan as such term is defined by Section 303.A.08 of the New York Stock Exchange Listed Company Manual (or any successor rule); and
WHEREAS, after having made a reasonable determination that the Amendment meets the criteria for adoption and approval without the consent of any other person, the Committee has approved and adopted this Amendment.
NOW, THEREFORE, the Plan is hereby amended as follows:
SECTION 1
DEFINED TERMS

The capitalized terms used herein shall have the meanings ascribed thereto in the Plan, except as otherwise defined or limited herein.
SECTION 2
EFFECTIVE TIME OF THE AMENDMENT

The Amendment shall become effective as of January 24, 2017.
SECTION 3
AMENDMENT OF SECTION 4

The first sentence of Section 4 of the Plan is hereby amended and restated in its entirety as follows:
Each Eligible Employee shall notify the Company, on such forms as shall be provided by the Company, at least 10 business days before the applicable Offering Date, of the percentage (in whole numbers) of Compensation which the Eligible Employee wishes to have withheld ratably from the Eligible Employee's Compensation during the Offering Period, which percentage may not be less than 1%, or more than 25%.

SECTION 4
AMENDMENT OF SECTION 7(b)

The first sentence of Section 7(b) of the Plan is hereby amended and restated in its entirety as follows:
An Eligible Employee may at any time at least 10 business days before an Exercise Date (or such other date as may be selected by the Committee) terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in subsection 14(i).
Except as amended by this Amendment, the Plan is hereby ratified and confirmed in all other respects and shall otherwise remain unmodified and in full force and effect.

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